AT&T Lays Out Growth Strategy for Company Following
Pending Close of WarnerMedia Transaction

AT&T to webcast its 2022 Analyst & Investor Day at 10 a.m. ET today on the
AT&T Investor Relations website

Management to outline strategy for long-term growth driven by 5G, fiber

AT&T provides pro forma 2022 and 2023 guidance for standalone company, reiterates guidance for $20 billion range in free cash flow in 20231

DALLAS, March 11, 2022 — In anticipation of closing the pending WarnerMedia transaction with Discovery, Inc. in the second quarter, AT&T* (NYSE:T) is laying out its updated strategy and financial outlook for the company moving forward. This includes detailed operational and financial expectations through 2023.

“Now that the close of the WarnerMedia deal is approaching, we are near the starting line of a new era for AT&T,” said John Stankey, AT&T chief executive officer. “The transformation we’ve undergone over the past 18 months while delivering outstanding operational results has brought us to this point. We will be a simpler, more focused company with the intent to become America’s best broadband provider. We plan to ramp up investment in our key areas of growth — 5G and fiber. And at the same time, we will retain our focus on growing customer relationships, continuously improve our execution to enhance the customer experience and deliver growth and returns for our shareholders.

“Today we are at the dawn of a new age of connectivity, and AT&T is positioned to take advantage of a strong and unique market opportunity that plays into the DNA of our company. With our assets, skills and valuable customer base, we are ready to deliver as new business models requiring pervasive, high-performance connectivity continue to emerge.”

America’s Best Broadband Provider
AT&T intends to become America’s best broadband provider, underpinned by a best-in-class network with fiber at its foundation. And by owning and operating both fiber and wireless, AT&T’s owner’s economics will provide better flexibility to deliver high-quality broadband in more places for businesses and consumers.

As part of this strategy, AT&T plans to double its fiber footprint to 30-plus million locations,2 including increasing its business customer locations by 2x to 5 million. In doing so, the company expects to add 3.5 million to 4 million customer locations each year. The company also expects to enhance the nation’s best and most reliable 5G network by deploying 120 MHz of mid-band spectrum to cover more than 200 million people by the end of 2023. Enabling faster speeds, increased capacity and lower latency, this valuable mid-band spectrum complements the company’s existing 5G footprint, which covers more than 255 million people in more than 16,000 cities and towns.
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At today’s event, the company will address in more detail how it plans to drive sustainable revenue and earnings growth by:

Leveraging Consistent Go-to-Market Strategy to Drive Customer Growth in Mobility and Fiber. Building on the company’s success in 2021, during which it led the industry in postpaid voice net additions, AT&T expects to drive additional customer growth through its consistent go-to-market strategy and by tapping into underpenetrated segments of the mobility market. AT&T also expects to continue benefitting from the migration of customers to its unlimited plans, particularly to higher-ARPU Unlimited Elite — the company’s fastest-growing rate plan. In addition, as its fiber footprint expands, the company expects to continue gaining share in the consumer broadband market where it offers fiber, building upon the momentum it has established with four consecutive years of 1 million or more fiber subscriber additions.

AT&T’s opportunity is driven by its ability to deliver symmetric solutions for consumers and businesses and expansion into the underpenetrated small and midsize business customer segment. These customers want reliability, speed and simplicity, and AT&T provides all three: reliable fiber and 5G networks with the fastest fiber speeds in the nation and a simplified experience with straightforward pricing.

Optimizing Returns on Legacy Businesses Helps Fuel Investment. As more network traffic moves to fiber and 5G, AT&T expects to drive significant savings by reducing the company’s legacy copper footprint. By 2025, AT&T expects that 75% of its network footprint will be served via fiber and 5G and that it will have reduced its copper services footprint by 50%. At the same time, the company will successfully navigate the timing and profitability of the migration from legacy to next-generation products to optimize returns.

The simultaneous ongoing shutdown of AT&T’s copper services footprint with expansion of its fiber footprint will help drive cost savings while creating new revenue opportunities. AT&T is also focused on simplifying its business product portfolio, with plans to reduce the number of products and legacy rate plans by 50%. This simplification enables the company to focus on a repeatable playbook to deliver core connectivity and transport solutions with attractive owner’s economics.

AT&T is also developing software solutions on top of its connectivity, collaborating with valued partners to develop new solutions for businesses. These include Network Edge solutions through alliances with Microsoft Azure and Google Cloud; Private 5G services offering businesses, universities and the public sector private cellular networks that seamlessly integrate with AT&T’s nationwide macro network; and solutions to provide safe, secure connectivity in today’s hybrid work environments.

Ultimately, as it makes these transitions, AT&T plans to use cash flow from more mature businesses to help fuel its planned $24 billion in annual capital investment in 2022 and 2023, with incremental cost savings hitting the bottom line.3

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Executing Against Targeted Cost Reduction Initiatives. As a standalone company, AT&T will also continue to pursue its transformation initiatives and sees significant opportunities to optimize its cost structure. By the end of 2023, the company expects to reach $6 billion in run-rate cost savings. By the end of 2021, it had achieved more than $3 billion in cost savings, which were primarily reinvested into the company’s growth engines.

In addition to its network pivot from copper to fiber and 5G, the company is focused on enhancing the customer experience and streamlining operations in areas like corporate G&A, supply chain and technology platforms to yield further cost benefits. And in 2022 and 2023, AT&T expects an additional $2.5 billion in cumulative cost savings, which will increasingly fall to the bottom line, driving growth in adjusted EBITDA.4

A Total-Return Focus on Capital Allocation
Management today also will discuss in depth AT&T’s total-return oriented capital allocation strategy, focused on investing for growth, strengthening the company’s balance sheet and delivering returns to shareholders while paying an attractive dividend.

Investing to Drive Growth. AT&T will ramp investment to deploy fiber and 5G and drive sustainable earnings growth. In 2022, AT&T expects capital investment in the $24 billion range. The company expects 2023 capital investment to be similar to 2022 levels and then to begin to taper to the $20 billion range starting in 2024. As it moves through this investment cycle, the company expects several tailwinds to help drive sustainable returns: a recovery in international roaming revenues in wireless; subscriber growth in wireless and fiber following recent upfront investments in advertising and promotion; and tapering of transformation-related costs.

Attractive Cash Returns to Investors. Even as it steps up investment, AT&T expects to continue to deliver just over $8 billion in cash via annual total dividends to its shareholders after the close of the WarnerMedia-Discovery transaction. This represents a payout of about 40% against expected 2023 free cash flow in the $20 billion range and will position the company’s stock among the best dividend-yielding stocks in the United States — near the top of the Fortune 500.1 While the decision on AT&T's common dividend payout is always made by the board at the time each dividend is declared, given expectations that the WarnerMedia transaction will close in early second quarter, AT&T expects the May dividend to be paid according to the previously announced annual common dividend amount at $1.11 per share.

Strengthened Balance Sheet Driving Additional Financial Flexibility. AT&T continues to expect to use free cash flow after dividends to reduce its net debt to adjusted EBITDA ratio to the 2.5x range by the end of 2023.5 As it approaches this target, the company will have additional flexibility to consider share repurchases and increased success-based investments.

AT&T Reiterates Guidance for Growth in Revenues, Adjusted EBITDA and Earnings in 2022 and Provides Incremental Guidance for Growth in 2023
AT&T has reiterated its guidance for 2022 and provided guidance for 2023, both of which are presented on a pro forma basis excluding WarnerMedia and Xandr. For comparability, pro forma financial information for 2020 and 2021 reflecting the exclusion of these businesses is available on the company’s Investor Relations website.6
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For 2022, the company expects:

•Low single-digit total revenue growth, up from $118.2 billion on a pro forma basis in 2021, driven by 3% or better growth in wireless service revenues and 6% or better growth in broadband revenues.
•Adjusted EBITDA of $41 billion to $42 billion, up from $40.3 billion on a pro forma basis in 2021, even with about $600 million in headwinds from 3G shutdown costs and absence of CAF II credits, which are weighted to the first half of 2022.
◦In addition to revenue growth, the company expects adjusted EBITDA to benefit from incremental cost transformation savings of about $1 billion versus 2021 levels.
•Adjusted EPS of $2.42 to $2.46, compared to $2.41 on a pro forma basis in 2021, with growth in adjusted EBITDA and operating income partially offset by a higher effective tax rate.7
•Capital investment in the $24 billion range, including about $5 billion to deploy 5G spectrum, compared to $20.1 billion on a pro forma basis for 2021.

For 2023, the company expects:

•Continued low single-digit revenue growth, driven by low single-digit growth in wireless service revenues and a ramp in broadband revenue growth to the mid to high single-digit range.
•Adjusted EBITDA of $43.5 billion to $44.5 billion, with approximately $1.5 billion in additional cost transformation savings.
•Adjusted EPS of $2.50 to $2.60.
•Capital investment in the $24 billion range with consistent investment in 5G spectrum deployment in the $5 billion range.

Strong Free Cash Flow Outlook
AT&T reiterated its guidance for free cash flow in the $20 billion range in 2023 and will provide details on how it will achieve this target.

Additionally, AT&T is changing the methodology it uses to report free cash flow. This change in methodology has no effect on the company’s GAAP accounting and does not affect comparability to guidance because it has been applied retrospectively to previous period pro forma results as well as to pro forma guidance for 2022 and 2023. Although the information necessary to calculate free cash flow in this fashion was previously disclosed, the company made this change in response to investor feedback and to make its financial reporting more consistent with industry peers.

Going forward, free cash flow will be measured as cash from operations less capital investment — including vendor financing payments — plus cash distributions from DIRECTV.8 Using this revised methodology, AT&T’s pro forma free cash flow for 2021 was $19.2 billion, reflecting an adjustment for the previously disclosed $4.6 billion in cash paid for vendor financing in the year.

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Based on the revised methodology, AT&T expects pro forma free cash flow for 2022 in the $16 billion range compared with $20 billion, reflecting $4 billion in previously disclosed expected vendor financing payments for full-year 2022. As previously discussed on the company’s fourth-quarter 2021 earnings call, the primary drivers of 2022 free cash flow include $24 billion in capital investment, an increase of about $4 billion year over year, as the company ramps its deployment of fiber and 5G to drive future returns. It also expects cash taxes to be about $2 billion higher than in 2021. Additionally, the company expects these factors will partially be offset by an expected $2 billion increase in adjusted EBITDA, with about half from organic growth and half from transformation cost savings, and a $1 billion reduction in cash interest and other working capital savings.

In line with prior guidance, the company expects free cash flow to increase to the $20 billion range in 2023, driven by an increase in adjusted EBITDA of about $3 billion, including organic growth in our core connectivity business and transformation cost savings, and a reduction in expenses from lower cash interest and other working capital savings of about $2 billion. These will be partially offset by an expected $1 billion reduction in total cash distributions from DIRECTV.

Tune in at 10 a.m. ET today as the company provides more detail around its strategy and its plans to drive strong returns to its shareholders. Speakers will be John Stankey, AT&T chief executive officer; Pascal Desroches, AT&T chief financial officer; Jeff McElfresh, CEO, AT&T Communications; Jenifer Robertson, Executive Vice President and General Manager, Mobility; and Rasesh Patel, Executive Vice President – Chief Product & Platform Officer. The webcast will be available on the AT&T Investor Relations website.

1 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and cash paid for vendor financing. For 2021, reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure is included in our Form 8-K dated March 11, 2022. Our projected total dividend payout ratio for 2023 is calculated as expected total dividends paid of $8.2 billion ($8.0 billion common and $0.2 billion preferred) divided by free cash flow of approximately $20 billion. Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.
2 Network growth based on customer locations as of the second quarter of 2021.
3 Capital investment includes capital expenditures and cash paid for vendor financing. For 2021, reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure is included in our Form 8-K dated March 11, 2022. In 2022, AT&T Capital Investment is expected to be in the $24 billion range (with capital expenditures in the $20 billion range and vendor financing payments in the $4 billion range). Due to high variability and difficulty in predicting items that impact capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected capital investment and the most comparable GAAP metrics without unreasonable effort.
4 EBITDA and Adjusted EBITDA are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. EBITDA is operating income before depreciation and amortization. Adjusted EBITDA is calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, severance and other material gains and losses. For 2021, reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in our Form 8-K dated March 11, 2022. EBITDA and Adjusted EBITDA estimates depend on future levels of revenues and expenses which are
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not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected EBITDA and projected Adjusted EBITDA and the most comparable GAAP metrics without unreasonable effort.
5 Net Debt to adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt (calculated as total debt less cash and cash equivalents) by the sum of the most recent four quarters of Adjusted EBITDA.
6 AT&T Pro Forma for 2021 reflects the historical operating results of the company excluding certain businesses (WarnerMedia, Xandr, Playdemic, Otter Media, Vrio, Video and other dispositions included in Corporate and Other), as if such transfers occurred as of January 1, 2020, and reflects many but not all adjustments required for pro forma financial information prepared in accordance with Article 11 of Regulation S-X. See our Form 8-K dated March 11, 2022 for further discussion and information. Guidance for 2022 and 2023 is presented on a comparable basis to AT&T Pro Forma for 2021.
7 Adjusted EPS is calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including disposition and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, severance and other material gains and losses. For 2021, reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure is included in our Form 8-K dated March 11, 2022. The company expects adjustments to 2022 and 2023 reported diluted EPS (that excludes any impact of adoption of new accounting standards) to include the proportionate share of intangible amortization at the DIRECTV equity method investment in the range of $1.5 billion for 2022 and $1.3 billion for 2023, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2022 and 2023 Adjusted EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.
8 Distributions from DIRECTV classified as investing activities.
*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with communications and entertainment experiences across mobile and broadband. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. AT&T Latin America provides wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

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Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates, statements as to the expected timing, completion and effects of the WarnerMedia and Xandr transactions and other forward-looking statements that are subject to risks and uncertainties. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.
This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Brittany Siwald
AT&T Inc.
AT&T Corporate Communications
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
March 10, 2022
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